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                                                                 EXHIBIT 10.10.1

                               GIANT GROUP, LTD.
                             9000 Sunset Boulevard
                         Los Angeles, California 90069

                                                               December 11, 1998


Mr. Glenn Sands
2 Rio Vista Drive
Alpine, NJ 07620

Dear Mr. Sands:

     Reference is made to a letter wherein you have agreed to indemnify Periscope Sportswear, Inc. for certain taxes, a copy of which is annexed hereto (the "Letter").

     Reference is also hereby made to a promissory note made by you and payable to Periscope in the principal amount of $2,606,000, a copy of which is annexed hereto (the "Note").

     GIANT Group, Ltd. and Periscope Sportswear, Inc. hereby agree with you that if you are required to make any indemnification payment (a "Payment") pursuant to the Letter prior to December 31, 1999, then, and in such event, the Note shall be deemed amended to provide that (a) the principal amount payable on December 31, 1999 shall be reduced by the lesser of (i) the amount of such Payment made by you or (ii) $2,002,000 (the "Deferred Amount") and (b) the principal amount due on December 31, 2000 shall be increased by such Deferred Amount.

     Except to the extent specifically provided for herein, the terms and conditions of the Note shall remain in full force and effect.

                                   Sincerely,

                                   GIANT GROUP, LTD.


                                   By: David Gotterer - Vice Chairman
                                      ----------------------------------------

                                   PERISCOPE SPORTSWEAR, INC.

                                   By: Scott Pianin - V P
                                      ----------------------------------------

Agreed to and Accepted:


/s/ Glenn Sands
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Glenn Sands